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                                                                   Exhibit 10.16

                             EMPLOYMENT AGREEMENT

     AGREEMENT made as of this 1st day of April, 1998, by and between Ray Boelig (the "Officer"), and Spacetec IMC Corporation, a Massachusetts corporation
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located at The Boott Mills, 100 Foot of John Street, Lowell, Massachusetts 01852
(the "Company").
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     WHEREAS, the Board of Directors of the Company believes it to be to its advantage to ensure that the Officer continues to render services to the Company as hereinafter provided; and

     WHEREAS, the Officer's managerial position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1.  Position and Responsibilities.  Officer shall serve as President and
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Chief Operating Officer of the Company, and the Officer shall exercise such powers and comply with and perform such directions and duties regarding the business and affairs of the Company as may from time to time be vested in or given to him by the Board of Directors of the Company and shall use diligent efforts to improve and extend the business of the Company. The Officer shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company, the Chief Executive Officer, or the Chairman. The Officer agrees to devote substantially all of his available business time, attention and services to the discharge of such duties for the successful operation of the Company's business.

     2.  Compensation: Salary, Bonuses and Other Benefits.  During the term of
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this Agreement, the Company shall pay the Officer the following compensation, including the following annual salary, bonuses and other fringe benefits:

         (A) Salary.  In consideration of the services to be rendered by the
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Officer to the Company, the Company will pay to the Officer, commencing April 1,
1998, for the year ending March 31, 1999, an annual salary of $160,000. Such annual salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time (but no less than twice monthly). Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

         (B) Bonuses.  The Board of Directors shall prepare a cash bonus
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incentive program (the "Bonus Plan") for the benefit of the Officer with predetermined goals and objectives to be determined by the Board of Directors and the Officer. The Officer shall be entitled to receive up to $100,000 annually in eligible bonus upon the attainment of the goals set forth in the Bonus Plan attached hereto as Exhibit A. Bonuses shall be accrued and paid
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quarterly based on the attainment of the goals set forth in the Bonus Plan.

         (C) Equity Participation.  The Company will grant the Officer an
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additional nonqualified stock option to purchase 50,000 shares of the Common
Stock with an exercise price of
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$3.25 per share (calculated as of April 1, 1998). This option will vest and become exercisable in equal annual installments over a period of 5 years from the date of grant in accordance with the Company's standard form of stock option agreement (the "Non-Qualified Stock Option Agreement").

         (D) Fringe Benefits.  Officer will also be entitled to be promptly
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reimbursed for all of his business-related travel and entertainment expenses in accordance with the Company's prevailing policy for Officers. The Officer will be entitled to receive annually three weeks of paid vacation. The Officer will be entitled to participate on the same basis with all other officers of the Company in the Company's standard benefits package generally available to all other officers of the Company, including the Company's group health, disability and life insurance programs.

     3.  Annual Performance Review.  Commencing September 1, 1998 and during the
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months of March and September thereafter during the term of this Agreement, the
Board of Directors and the Officer shall in good faith review the performance by, and the compensation for, the Officer for the prior year and the proposed performance by, and compensation to, the Officer for the then forthcoming year.

     4.  Term.  The term of this Agreement shall commence on the date first
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above written and shall terminate on the earlier to occur of (i) March 31, 1999,
(ii) the death, physical incapacity or mental incompetence of the Officer, or
(iii) the occurrence of any of the circumstances described in Section 5 hereof (the "Expiration Date"). After March 31, 1999, such employment shall be
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automatically extended for one successive twelve-month period, subject to earlier termination as provided in (ii) or (iii) above. Prior to December 31, 1999, the Company and Officer agree, subject to the prior termination of this Agreement, to discuss mutually agreeable terms of a new employment agreement.
If such terms cannot be agreed to by December 31, 1999, this Agreement shall expire pursuant to its terms on March 31, 2000.

     5.  Termination.  The Officer's term of employment under this Agreement may
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be earlier terminated as follows:

         (A) At the Officer's Option:  The Officer may terminate his employment,
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without cause, at any time upon at least thirty (30) days' advance written notice to the Company. In the event of a voluntary termination by the Officer pursuant to the above provisions, the Officer shall be entitled to no severance or other termination benefits.

         (B) At the election of the Company for Just Cause.  The Company may,
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immediately and unilaterally, terminate the Officer's employment hereunder "for just cause" at any time during the term of this Agreement upon five (5) days' advance written notice to the Officer. Termination of the Officer's employment by the Company shall constitute a termination "for just cause" under this
Section 5(B) if such termination is for one or more of the following causes: (a) willful misconduct or gross negligence of the Officer in connection with the performance of such duties; (b) the conviction of the Officer of a felony, either in connection with the performance of his obligations to the Company, or which shall adversely affect the Officer's ability to perform such obligations;
(c) willful disloyalty, deliberate dishonesty or breach of fiduciary duty to the Company; (d) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company; (e) the unauthorized disclosure of any trade secret or confidential information of the Company; (f) use of so-called "street" or illicit drugs, whether or not during business hours, regardless of whether such use results in arrest or conviction, or the abuse of any drug or medication to affect performance; or (g) the commission of an act which constitutes unfair competition

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with the Company. In the event of a termination "for just cause" pursuant to the provisions above, the Officer shall be entitled to no severance or other termination benefits.

     In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Officer an opportunity to appear and to be heard at a hearing before the Board of Directors or any committee thereof and present evidence on his behalf. In the event of a termination "for just cause" pursuant to the provisions immediately set forth above, the Officer shall be entitled to no severance or other termination benefits, and the Company shall have a right to cancel all options granted to the Officer pursuant to Section 2(C) of this Agreement which are unvested and not exercisable on the date of such termination.

         (C) At the Election of the Company for Reasons Other than Just Cause.
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The Company may, immediately and unilaterally, terminate the Officer's employment hereunder at any time during the term of this Agreement without cause by giving thirty (30) days' advance written notice to the Officer of the Company's election to terminate. During such thirty-day period, the Officer will be available on a full-time basis for the benefit of the Company to assist the Company in matters relating to the transition of a new, successor officer of the Company. In the event the Company exercises its right to terminate the Officer under this Section 5(C), the Company agrees to pay the Officer a severance or termination payment of twelve (12) months' salary and benefits payable under
Section 2(D) at the then current base rate. Such severance payment shall be payable on a monthly basis for the twelve (12) months following the Officer's termination and shall be subject to all applicable federal and state taxes. In the event of a termination "without cause" pursuant to this paragraph, that portion of the unvested component of any stock options granted pursuant to
Section 2(C) of this Agreement and Incentive Stock Option Agreement No. 00000418 between the Company and Officer dated July 14, 1997, as amended (the "ISO Agreement"), which may become vested within the twelve-month period immediately following termination of employment of the Officer shall vest and become exercisable for a period of twelve months following termination of employment. The previously vested component of the stock options granted pursuant to Section 2(C) of this Agreement and the ISO Agreement shall remain intact and lapse only if not exercised by the Officer within the prescribed twelve-month period for exercise contained in the stock option agreement.

     6.  Noncompetition, Confidentiality and Inventions Agreement.  The Officer
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and the Company recognize that the Officer has previously executed a certain
Noncompetition, Nondisclosure and Inventions Agreement (attached hereto as

Exhibit B), the terms and conditions of which are incorporated herein by
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reference.

     7.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws of the Commonwealth of Massachusetts and shall be deemed to be performable in the Commonwealth of Massachusetts.

     8.  Severability.  In case any one or more of the provisions contained in
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this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed, revised, modified and reformed to the maximum extent possible to effect the purposes set forth herein.

     9.  Waivers and Modifications.  This Agreement may be modified, and the
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rights and remedies of any provision hereof may be waived, only as mutually agreed by the parties and by a writing signed by both parties. No waiver by either party of any breach by the other or any provision hereof

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shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement, the Noncompetition, Nondisclosure and Inventions Agreement previously signed by the Officer, the Non-Qualified Stock Option Agreement and the ISO Agreement set forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     10.  Assignment.  The Officer acknowledges that the services to be rendered
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by him are unique and personal.  Accordingly, the Officer may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. Any payment obligation of the Company to the Officer following termination of employment under Section 5(C) shall be payable to the estate or the designated beneficiary of the Officer if the Officer dies or becomes permanently disabled following termination of employment. Similarly, if the Officer dies or becomes permanently disabled during or following termination of employment, the estate or designated beneficiary of the Officer shall be entitled to exercise any stock options granted to the Officer under this Agreement to the same extent that the Officer would otherwise be entitled to exercise such stock option.

     11.  Arbitration.  Any controversy, dispute, claim or breach arising out of
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or relating to this Agreement shall be submitted for settlement to an arbitrator agreed upon by the parties. The decision of such arbitrator shall be final and binding on the parties. If the parties cannot agree upon an arbitrator, the controversy, claim or breach shall be referred to the American Arbitration Association with a request that the Association appoint an arbitrator. Such arbitration shall be held in Boston, Massachusetts, in accordance with the rules and practices of the American Arbitration Association pertaining to single-party arbitration then in effect, and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction. The prevailing party shall be entitled to recover all costs and expenses associated with any arbitration (including attorneys' fees). If no party prevails, each party shall be responsible for its own expenses.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

SPACETEC IMC CORPORATION               OFFICER:


By:
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                                       Ray Boelig
Title:
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